Exhibit 99.1

QuinStreet Reports First Quarter Fiscal Year 2021 Financial Results

•	Delivers record quarterly revenue of $139.3 million
•	Accelerates Auto Insurance revenue growth to 57% year-over-year
•	Acquires Modernize to increase scale and capabilities in Home Services
•	Divests Education client vertical to narrow focus to best opportunities
•	Expects strong performance to continue in fiscal Q2

FOSTER CITY, CA – October 28, 2020 – QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplace technologies and services for the financial services and home services industries, today announced financial results for the first quarter ended September 30, 2020.

For the first quarter, the Company reported revenue of $139.3 million. Revenue excluding divested businesses increased 23% year-over-year.

GAAP net income for the first quarter increased 1197% year-over-year to $14.7 million, representing 11% of revenue, or $0.27 per diluted share. Adjusted net income increased 42% year-over-year to $8.8 million, representing 6% of revenue, or $0.16 per diluted share.

Adjusted EBITDA for the first quarter increased 32% year-over-year to $12.5 million, representing 9% of revenue.

For the first quarter, the Company generated $17.6 million in operating cash flow and closed the quarter with $102.2 million in cash and equivalents.

“Fiscal Q1 was a good quarter for the Company as we continued to deliver strong results, particularly in Insurance and Home Services, our two largest businesses,” commented Doug Valenti, QuinStreet CEO. “Auto Insurance revenue growth continued to accelerate, reaching 57% year-over-year, due to unprecedented and broadening demand from clients and good progress with growth initiatives. Home Services momentum was driven by the successful execution of growth initiatives and ahead-of-schedule integration and synergies with the Modernize acquisition.”

“Trends in credit-driven businesses, specifically Personal Loans and Credit Cards, stabilized and improved in fiscal Q1.”

“As previously announced, we divested the Education client vertical on August 31 as another step in our strategy to narrow our footprint to our best opportunities, and to accelerate revenue growth and margin expansion.”

“Looking ahead to the current quarter or fiscal Q2, we expect continued strong momentum and revenue growth in Insurance and Home Services, and we expect continued strong overall Company performance as a result. We expect revenue in fiscal Q2 to be $118 to $122 million, in line with or beating typical seasonality, and representing 21% year-over-year growth excluding divested businesses at the midpoint of the range. We expect adjusted EBITDA margin to be in the mid-single digits, reflecting only typical seasonal fluctuation,” concluded Valenti.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT. To access the conference call dial +1 800-353-6461 (domestic) or +1 334-323-0501 (international callers) using passcode #7998563. A replay of the conference call will be available beginning approximately two hours after the completion of the call by dialing  +1 888-203-1112 (domestic) or +1 719-457-0820 (international callers) and using passcode #7998563. The webcast of the conference call will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a leader in performance marketplace technologies and services for the financial services and home services industries. QuinStreet is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media, and is committed to providing consumers with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures and Definitions of Client Verticals

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net income less provision for (benefit from) income taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense, net, acquisition and divestiture costs, gain on divestitures of businesses, net, strategic review costs, contingent consideration adjustment, litigation settlement expense, and restructuring costs. The term "adjusted net income" refers to a financial measure that we define as net income adjusted for amortization expense, stock-based compensation expense, acquisition and divestiture costs, gain on divestitures of businesses, net, strategic review costs, contingent consideration adjustment, litigation settlement expense, and restructuring costs, net of estimated taxes. The term "adjusted diluted net income per share" refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, (vi) it is an element of certain financial covenants under our historical borrowing arrangements, and (vii) it is a factor that assists investors in the analysis of ongoing operating trends. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as litigation settlement expense, acquisition and divestiture costs, gain or loss on divestitures of businesses, contingent consideration adjustment, strategic review costs, restructuring costs and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

With respect to our Adjusted EBITDA guidance, the Company is not able to provide a quantitative reconciliation without unreasonable efforts to the most directly comparable GAAP financial measure due to the high variability, complexity and low visibility with respect to certain items such as taxes, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, and contingent consideration adjustment), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

FY2020 results in our Education Client Vertical include revenue from US, (historically) Brazil, and India. Revenue in our Financial Services Client Vertical includes Auto Insurance (auto, home, motorcycle, and small business), Life Insurance, Health Insurance, Personal Loans, Credit Cards, Banking, and (historically) Mortgage. Revenue in our Other Client Vertical includes Home Services and (historically) B2B. In fiscal Q3 2020, we divested our B2B client vertical and Brazil operations. In fiscal Q4 2020, we divested our Mortgage business. In fiscal Q1 2021, we divested our Education business.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential", “promises” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth and strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the impact from risks and uncertainties relating to the COVID-19 pandemic; the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Federal Trade Commission and other regulatory agencies; the Company’s ability to maintain and increase client marketing spend; the Company's ability, whether within or outside the Company’s control, to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the impact from risks relating to counterparties on the Company's business; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the impact of changes in our business, our industry, and the current economic and regulatory climate on the Company’s quarterly and annual results of operations; the Company's exposure to data privacy and security risks; and the Company’s ability to protect our intellectual property rights. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2020, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Hayden Blair

(650) 578-7824

hblair@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	June 30,
	2020	2020
Assets
Current assets:
Cash and cash equivalents	$102,244	$107,509
Accounts receivable, net	69,131	64,472
Prepaid expenses and other assets	13,467	13,591
Total current assets	184,842	185,572
Property and equipment, net	6,117	5,657
Operating lease right-of-use assets	13,921	9,118
Goodwill	115,916	80,677
Other intangible assets, net	58,619	28,174
Deferred tax assets, noncurrent	36,273	48,673
Other assets, noncurrent	1,424	536
Total assets	$417,112	$358,407
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$47,596	$36,759
Accrued liabilities	44,325	42,271
Deferred revenue	338	73
Other liabilities	12,339	6,734
Total current liabilities	104,598	85,837
Operating lease liabilities, noncurrent	12,120	8,692
Other liabilities, noncurrent	27,106	7,934
Total liabilities	143,824	102,463
Stockholders' equity:
Common stock	53	52
Additional paid-in capital	307,350	304,650
Accumulated other comprehensive loss	(275)	(237)
Accumulated deficit	(33,840)	(48,521)
Total stockholders' equity	273,288	255,944
Total liabilities and stockholders' equity	$417,112	$358,407

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2020	2019
Net revenue	$139,269	$126,614
Cost of revenue (1)	122,231	113,189
Gross profit	17,038	13,425
Operating expenses: (1)
Product development	4,891	3,556
Sales and marketing	2,643	2,363
General and administrative	6,581	5,825
Operating income	2,923	1,681
Interest income	22	72
Interest expense	(339)	(212)
Other income (expense), net	16,689	(257)
Income before income taxes	19,295	1,284
Provision for income taxes	(4,614)	(152)
Net income	$14,681	$1,132

Net income per share:
Basic	$0.28	$0.02
Diluted	$0.27	$0.02

Weighted average shares used in computing net income per share:
Basic	52,492	50,845
Diluted	54,269	53,326

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$2,201	$2,490
Product development	549	484
Sales and marketing	547	421
General and administrative	1,483	1,253

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2020	2019
Cash Flows from Operating Activities
Net income	$14,681	$1,132
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,133	2,812
Provision for sales returns and doubtful accounts receivable	(95)	129
Stock-based compensation	4,780	4,648
Non-cash lease expense	(169)	(176)
Deferred income taxes	4,525	116
Gain on divestitures of businesses	(16,615)	—
Other adjustments, net	339	212
Changes in assets and liabilities:
Accounts receivable	(296)	884
Prepaid expenses and other assets	(19)	(637)
Accounts payable	8,982	2,998
Accrued liabilities	(2,713)	(2,770)
Deferred revenue	25	78
Other liabilities, noncurrent	—	115
Net cash provided by operating activities	17,558	9,541
Cash Flows from Investing Activities
Capital expenditures	(437)	(544)
Internal software development costs	(696)	(507)
Business acquisitions, net of cash acquired	(40,304)	—
Proceeds from divestitures of businesses	20,730	—
Net cash used in investing activities	(20,707)	(1,051)
Cash Flows from Financing Activities
Proceeds from exercise of common stock options	1,167	1,827
Payment of withholding taxes related to release of restricted stock, net of share settlement	(2,874)	(2,358)
Post-closing payments and contingent consideration related to acquisitions	(348)	—
Net cash used in financing activities	(2,055)	(531)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(61)	36
Net (decrease) increase in cash, cash equivalents and restricted cash	(5,265)	7,995
Cash, cash equivalents and restricted cash at beginning of period	107,523	62,536
Cash, cash equivalents and restricted cash at end of period	$102,258	$70,531
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$102,244	$70,517
Restricted cash included in other assets, noncurrent	14	14
Total cash, cash equivalents and restricted cash	$102,258	$70,531

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2020	2019
Net income	$14,681	$1,132
Amortization of intangible assets	3,128	1,935
Stock-based compensation	4,780	4,648
Acquisition and divestiture costs	276	295
Gain on divestitures of businesses	(16,615)	—
Restructuring costs	391	—
Tax impact of non-GAAP items	2,204	(1,766)
Adjusted net income	$8,845	$6,244
Adjusted diluted net income per share	$0.16	$0.12
Weighted average shares used in computing adjusted diluted net income per share	54,269	53,326

QUINSTREET, INC.

RECONCILIATION OF NET INCOME TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2020	2019
Net income	$14,681	$1,132
Interest and other expense, net	243	397
Provision for income taxes	4,614	152
Depreciation and amortization	4,133	2,812
Stock-based compensation	4,780	4,648
Acquisition and divestiture costs	276	295
Gain on divestitures of businesses	(16,615)	—
Restructuring costs	391	—
Adjusted EBITDA	$12,503	$9,436

QUINSTREET, INC.

RECONCILIATION OF CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2020	2019
Net cash provided by operating activities	$17,558	$9,541
Capital expenditures	(437)	(544)
Internal software development costs	(696)	(507)
Free cash flow	$16,425	$8,490
Changes in operating assets and liabilities	(5,979)	(668)
Normalized free cash flow	$10,446	$7,822

QUINSTREET, INC.

REVENUE OF DIVESTED BUSINESSES

As a result of the Company’s decision to narrow the focus to its best performing businesses and market opportunities, the Company completed a series of business divestitures in fiscal year 2020 and in the first quarter of fiscal year 2021.

In fiscal year 2020, the Company completed the divestitures of its business-to-business technology client vertical, its mortgage business, as well as its wholly owned subsidiaries, QuinStreet Brasil Online Marketing e Midia Ltda, and VEMM, LLC along with its interests in Euro-Demand Do Brasil Serviços de Geração de Leads Ltda. These businesses contributed $6.8 million to the Company’s net revenue for the three months ended September 30, 2019.

In the first quarter of fiscal year 2021, the Company completed the divestiture of its Education client vertical, which contributed $7.6 million and $12.8 million to the Company’s net revenue for the three months ended September 30, 2020 and 2019, respectively.